EXHIBIT 10.3

ADDENDUM TO THE LONG-TERM LOAN AGREEMENT

This Addendum to the Long-Term Loan Agreement (hereinafter, the “Agreement”) is made and entered into by and between:

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BANCO BBVA PERÚ, identified by Tax ID Number (RUC) 20100130204, with principal place of business at República de Panamá 3055, district of San Isidro, province and department of Lima, acting by and through Frank Erick BABARCZY RODRÍGUEZ, holder of National Identity Card (DNI) No. 09339170, and Javier Alberto BALBÍN BUCKLEY, holder of National Identity Card (DNI) No. 07879913, both of them registered in entries C331 and C313 of Registration Card No. 11014915 of the Registry of Companies in and for Lima (hereinafter, the “Bank”); and

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CAMPOSOL S.A., identified by Tax ID Number (RUC) 20340584237, with principal place of business at Av. Derby 250, piso 4, Urbanización el Derby de Monterrico, district of Santiago de Surco, province and department of Lima, acting by and through Andrés Daniel COLICHÓN SAS, holder of National Identity Card (DNI) No. 07866431, and Milagritos Tatiana OLIVERO GROPPO, holder of National Identity Card (DNI) No. 09533596, as per powers of attorney granted in the Shareholders’ Meeting held on September 30, 2019 (hereinafter, “Camposol”).

The Bank and Camposol shall be hereinafter jointly referred to as the Parties and individually as the Party.

SECTION ONE: RECITALS

By notarially recorded instrument dated November 12, 2019, executed before Eduardo Laos de Lama, Attorney-at-Law and Notary Public in and for Lima (KARDEX 299908), the Bank granted a loan to Camposol in the amount of USD 20,000,000.00 (Twenty Million and 00/100 Dollars) in order to repay its financial liabilities.

In this regard, as this is in their best interests, the Parties have agreed to amend the Agreement as per the terms and conditions set forth in Section Two hereof.

SECTION TWO: AMENDMENTS TO THE AGREEMENT

The Parties hereby agree to amend the definition of LIBOR contained in Section One of the Agreement, which shall read as follows:

“SECTION 1.01: DEFINITIONS

The terms detailed below shall have the following meaning for the purposes of this Agreement:

(…)

(xxvi) “LIBOR”: It means the ninety (90)-day interest rate at which Eurodollars are offered during the same term in the London interbank market, registered on a daily basis at around 11:00 hours (London time, England), as it appears on Reuters Screen LIBOR 01 page two (2) Business Days prior to the start of each interest period. However, it is established that, if more than one rate appears on the Reuters Screen LIBOR 01 page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of one percent (1%)).

If a rate cannot be calculated as specified above, the applicable rate shall be the alternative LIBOR rate selected by the Central Bank or a similar entity, that is consistent with the market practices as a replacement of the first rate (the “Alternative Rate”). Without prejudice to the foregoing, if no consensus is reached according to market practices with regard to the Alternative Rate, the Borrower, with the prior consent of the Bank (which may not be unreasonably delayed or withheld), shall appoint a financial advisor to set an appropriate Alternative Rate, and the decision of such financial advisor shall be binding on the Parties.

Solely for the purposes of the definition of Alternative Rate, “Business Day” shall mean the day in which the banks in London, England, offer deposits in Dollars to the main banks of the London interbank market.”

SECTION THREE: SUBSISTENCE OF PROVISIONS

All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, this Addendum has been executed in the city of Lima in two (02) counterparts this 26th day of November, 2019.

BANCO BBVA PERÚ
/S/ Javier Alberto Balbín Buckley
Name:	Javier Alberto Balbín Buckley
CE No.:	07879913
Title:	Attorney-in-Fact

/s/ Frank Erick Babarczy Rodríguez
Name:	Frank Erick Babarczy Rodríguez
CE No.:	09339170
Title:	Attorney-in-Fact

CAMPOSOL S.A.
/s/ Andrés Daniel Colichón Sas
Name:	Andrés Daniel Colichón Sas
DNI No.:	07866431
Title:	Attorney-in-Fact

/s/ Milagritos Tatiana Olivero Groppo
Name:	Milagritos Tatiana Olivero Groppo
CE No.:	09533596
Title:	Attorney-in-Fact